AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997

                                                     REGISTRATION NO. 2-57924
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                           --------------------

                     POST-EFFECTIVE AMENDMENT NO. 16
                                    TO

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                           --------------------

                       QUAKER CHEMICAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             PENNSYLVANIA                          23-0993790
     (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

          ELM AND LEE STREETS, CONSHOHOCKEN, PENNSYLVANIA 19428
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       QUAKER CHEMICAL CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN
                         (FULL TITLE OF THE PLAN)

                              RONALD J. NAPLES
             CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
                       QUAKER CHEMICAL CORPORATION
                           ELM AND LEE STREETS
                     CONSHOHOCKEN, PENNSYLVANIA 19428
                 (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              (610) 832-4000
      (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                Copies to:

         Ramon R. Obod, Esquire                   Karl H. Spaeth
   Fox, Rothschild, O'Brien & Frankel                Secretary
     2000 Market Street, 10th Floor        Quaker Chemical Corporation
    Philadelphia, Pennsylvania 19103         Conshohocken, Pennsylvania 19428

=============================================================================

                       QUAKER CHEMICAL CORPORATION

                          CROSS REFERENCE SHEET

           PURSUANT TO RULE 404 AND ITEM 501 OF REGULATION S-K

ITEM NO.                               CAPTION IN PROSPECTUS
--------                               ---------------------

1. Plan Information.................   Cover of Prospectus; Description of
                                       the Plan; Tax Aspects

2. Registrant Information and          Cover of Prospectus; Additional
   Employee Plan Annual                Information; Incorporation
   Information .....................   of Certain Documents By Reference

                                                                  PROSPECTUS
                              QUAKER CHEMICAL
                                CORPORATION

                              ---------------

                              600,000 SHARES
                       COMMON STOCK, $1.00 PAR VALUE

               OFFERED UNDER THE QUAKER CHEMICAL CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN


    The shares covered by this Prospectus are being offered by Quaker Chemical Corporation in a series of annual offerings to eligible employees of the Company (and those of its subsidiaries which may be designated by the Company's Board of Directors) under the Quaker Chemical Corporation Employee Stock Purchase Plan, as described under the caption "Description of the Plan."

                              ---------------

    The outstanding Common Stock of the Company is listed on the New York Stock Exchange ("NYSE"). On October 24, 1997, the last reported sale price for the Common Stock on the NYSE was $17.8125 per share.

                              ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------

             The date of this Prospectus is October 30, 1997.

    No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer or solicitation with respect to any security other than the shares of Common Stock offered hereby or by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation.


                            TABLE OF CONTENTS

                              PAGE                                     PAGE
                              ----                                     ----

Additional Information.........  2   Certain Tax Aspects ...............  6
                                       Federal..........................  6
Description of the Plan........  3     Pennsylvania.....................  7
  General......................  3     Consequences to the Company......  7
  Eligibility..................  3
  Participation................  4   Restrictions on Resales of Shares..  8
  Purchase of Shares...........  4
  Withdrawal from the Plan.....  5   Incorporation of Certain
  Administration and                     Documents by Reference.........  8
    Termination of the Plan....  5
  Designation of a Beneficiary.  6
  Use of Funds.................  6


                        ADDITIONAL INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. The Company files its reports and other information electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such reports and other information may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

    This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain of the information contained in the Registration Statement. For further information, reference is hereby made to the Registration Statement and to the exhibits relating thereto. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

    The Company will promptly furnish free of charge a copy of its annual report to shareholders for its last fiscal year upon written request by an employee. Participants in the Plan will receive copies of all reports, proxy statements and other communications distributed to the shareholders of the Company.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus. Any such request should be directed to the Assistant Corporate Secretary, Quaker Chemical Corporation, Elm and Lee Streets, Conshohocken, Pennsylvania 19428 (Tel. No. 610-832-4119).

                        DESCRIPTION OF THE PLAN

    GENERAL. This Prospectus relates to 600,000 shares of the Common Stock, $1.00 par value ("Common Stock"), of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), which are being offered under the Quaker Chemical Corporation Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by the Company's Board of Directors on December 17, 1980 and approved by the Company's shareholders at the 1981 Annual Meeting of Shareholders held on May 6, 1981.

    The purpose of the Plan is to give each eligible employee of the Company (see "Eligibility") the opportunity to acquire an ownership interest in the Company by purchasing shares of the Company's Common Stock from the Company. Under the Plan, an aggregate of 600,000 shares of Common Stock may be offered in a series of annual offerings.
(A two-for-one stock split of the Company's Common Stock was effected on January 30, 1985 and a three-for-two stock split was effected on July 30, 1990. All statements contained in this Prospectus relating to the Company's Common Stock prior to that date have been retroactively adjusted to reflect such stock splits.) In the event of any stock dividend, split-up or recapitalization, the number of shares available under the Plan will be appropriately adjusted. The shares offered under the Plan may be authorized and unissued shares or shares held in the Company's treasury, including shares purchased for use and sale in connection with the Plan, as determined from time to time by the Board of Directors. The description of the Common Stock which is set forth in the Company's Registration Statements on Form 8-A, dated April 27, 1973 and August 2, 1996, is hereby incorporated in this Prospectus by reference.

    The first annual offering under the Plan commenced on January 1, 1982, followed by subsequent annual offerings commencing on January 1 in each year thereafter. The period commencing on January 1 of each year and ending on the following December 31 constitutes a "Plan Year." During each of the Plan Years commencing with 1982 through 1997, 75,000 shares of Common Stock were offered; during the 1998 Plan Year, 75,000 shares of Common Stock will again be offered. The Plan will remain in effect until it is terminated by the Board of Directors or until the total number of shares authorized to be offered under the Plan have been purchased. As of September 30, 1997, 462,055 shares of Common Stock have been purchased under the Plan, leaving 137,945 shares of Common Stock available for future purchase.

    Under the Plan, each eligible employee may purchase shares of Common Stock by means of payroll deductions or monthly lump sum payments. See "Participation."

    The Plan is intended to be an "Employee Stock Purchase Plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended; it is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

    The Company was incorporated under the laws of Pennsylvania in 1930 and its executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428.

    ELIGIBILITY. Any employee (including an officer) of the Company or of any subsidiary of the Company designated by the Board of Directors may participate in the Plan. To be eligible to participate, an employee must have completed one year of continuous service and have been employed for at least 1,000 hours per calendar year with one or more of the Company or its designated subsidiaries. The subsidiaries which have been so designated are each of the subsidiaries of the Company in which the Company owns fifty percent (50%) or more of the issued and outstanding capital stock.

    No employee may participate in the Plan if immediately after the grant of the right to purchase shares under the Plan the employee would own shares and/or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary of the Company. Further, no employee may participate in the Plan to the extent that the market value of the stock purchased in the employee's name during any Plan Year exceeds the lesser of $25,000 or the amount of his or her "base salary" for the year. For purposes of the Plan, base salary means straight time earnings, and, unless specifically designated by the Plan Committee (as defined below), excludes payments for overtime, bonuses, commissions, incentive compensation and other special payments.

    Each employee will receive quarterly statements reflecting the status of his or her account and all transactions in his or her account which occurred during the quarter.

    As of October 24, 1997, 123 of the approximately 835 eligible employees of the Company were participating in the Plan. The number of employees of the Company who are expected to be eligible to participate in the Plan Year which begins January 1, 1998 is approximately 906.

    PARTICIPATION. An eligible employee may become a participant in an annual offering either by submitting during the open enrollment period, or at the time he or she becomes an eligible employee during the Plan Year, a Withholding Purchase Agreement which authorizes payroll deductions in an amount not less than $5.00 per pay period for hourly employees or $10.00 per pay period for salaried employees, or by submitting a Prepayment Purchase Agreement which authorizes participation through a monthly lump sum payment of not less than $250 or more than $1,500.

    An employee may not amend a previously filed Withholding Purchase Agreement but may discontinue participation in the Plan at any time. See "Withdrawal from the Plan."

    All payments made by an employee under the Plan will be credited to the employee's account and will be placed in the general funds of the Company and may be used by the Company for any corporate purpose pending purchase of shares. See "Use of Funds."

    An employee's rights under the Plan may not be assigned, transferred, pledged or otherwise disposed of by an employee and are exercisable only by the employee during his or her lifetime.

    PURCHASE OF SHARES. The price to be paid by employees for shares will be 85% of the market price of the Common Stock on the last day of each calendar month in the Plan Year on which the organized securities trading markets are open for business (the "Investment Date"). On each Investment Date, each employee will be deemed to have purchased as many full shares of Common Stock as the amount in his or her account is sufficient to pay for at that price. In the event that on any Investment Date fewer shares remain available for purchase than the aggregate funds in all employees' accounts can purchase, a pro rata portion of the available shares will be purchased for the account of each employee. Shares not purchased during a Plan Year may be offered in future Plan Years.

    At the end of each Plan Year, the Company will distribute to each employee a certificate representing the number of shares of Common Stock purchased for his or her account during the Plan Year and any funds remaining in the employee's account which were not used to purchase shares.

    Any employee may, by written notice to the Plan Committee, at any time during a Plan Year withdraw shares purchased for his or her account, without affecting the employee's participation in the Plan for that Plan Year.

    Until shares credited to an employee's account are registered in the name of the employee, the shares will be registered in the name of the Plan, the Plan Committee or a nominee account, as determined by the Plan Committee.

    An employee will receive dividends quarterly for shares purchased, will have the right to vote shares credited to his or her account, and will receive all mailings made by the Company to its shareholders.

    The Company's Common Stock is listed on the NYSE. Prior to August 23, 1996, the Common Stock was traded on the NASDAQ National Market.
The following table sets forth for the calendar quarters shown the range of high and low sales prices for the Common Stock as quoted on the NASDAQ National Market and as reported by the NYSE, as the case may be. On October 24, 1997, the last reported sale price of the Common Stock on the NYSE was $17.8125 per share.

                1994                                   LOW        HIGH
                ----                                   ---        ----
           First Quarter.........................      14-3/4     19-1/2
           Second Quarter........................      16         18-3/4
           Third Quarter.........................      17-1/4     18-3/4
           Fourth Quarter .......................      17-1/4     18-3/4

                1995
                ----
           First Quarter.........................      14-1/2     19
           Second Quarter........................      14-1/2     18
           Third Quarter.........................      15         17-1/2
           Fourth Quarter........................      11         18-1/2

                1996
                ----
           First Quarter.........................      12-3/4     15
           Second Quarter........................      11-3/4     14-1/2
           Third Quarter.........................      11-3/4     15-1/4
           Fourth Quarter .......................      14-5/8     17-1/4

                1997
                ----
           First Quarter.........................      15         17-1/4
           Second Quarter........................      15-1/2     17-3/8
           Third Quarter.........................      15-1/2     18-3/4
           Fourth Quarter (through October 24)...      17-5/8     19-5/16


    WITHDRAWAL FROM THE PLAN. An employee may, at any time during a Plan Year, withdraw all unexpended funds in his or her account by giving written notice to the Plan Committee. The withdrawal of unexpended funds will constitute withdrawal from the Plan for the remainder of the Plan Year, but will not affect the employee's right to participate in the Plan in any succeeding Plan Year provided the employee otherwise meets the Plan's eligibility requirements.

    In the event of death, retirement or termination of employment, no further payments by or on behalf of an employee will be accepted and the balance in the employee's account will be paid to the employee or to his or her beneficiary. See "Designation of a Beneficiary."

    ADMINISTRATION AND TERMINATION OF THE PLAN. The Plan is administered by a committee appointed by the Board of Directors ("Plan Committee"). Each member of the Plan Committee must be either a director, officer or employee of the Company, and each is appointed for an indeterminate term and may be removed at the discretion of the Board of Directors. The present members of the Committee (each of whose business address is c/o Quaker Chemical Corporation, Elm and Lee
Streets, Conshohocken, Pennsylvania 19428) are Irene M. Kisleiko (Chairperson), Assistant Corporate Secretary, D. Jeffry Benoliel, Director -- Corporate Legal Affairs, and Richard J. Fagan, Controller and Treasurer. To obtain additional information about the Plan and the Plan Committee, please contact Irene M. Kisleiko, Assistant Corporate Secretary, at the Company's executive office.

    The Plan Committee acts as manager of the Plan and is vested with full power and authority to interpret the provisions of the Plan and to adopt such rules and regulations as it deems necessary or desirable for the administration of the Plan. Plan Committee actions in connection with the construction, interpretation, administration or application of the Plan are final and binding upon all employees and any and all persons claiming under or through any employees.

    The Board of Directors of the Company may terminate the Plan or amend it at any time; however, such termination or amendment may not adversely affect purchases made prior to such action nor may an amendment change the eligibility requirements or, except in the event of stock dividends, split-ups or recapitalizations, change the number of shares authorized to be offered under the Plan.

    DESIGNATION OF A BENEFICIARY. An employee may file a written designation of a beneficiary who is to receive any shares or cash in his or her account in the event of the employee's death. The designation may be changed by the employee at any time upon written notice.

    In the absence of a validly designated beneficiary, the beneficiary will be deemed to be the executor or administrator of the estate of the employee, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver the shares and cash in the employee's account to the spouse, if any, or to the children, if any, or to those persons who would be entitled to inherit from the employee in accordance with the Inheritance Laws of the Commonwealth of Pennsylvania.

    USE OF FUNDS. All payments received by the Company under the Plan may be used by the Company for any corporate purpose and the Company is not obligated to segregate those funds. Until shares are purchased for an employee's account or until unexpended funds are either withdrawn by an employee or distributed to an employee at the end of a Plan Year, the funds deposited by an employee will be subject to any liens or claims against the general funds of the Company.


                          CERTAIN TAX ASPECTS

    The following discussion of the tax aspects of the Plan is addressed only to those employees of the Company and its subsidiaries subject to Federal and Pennsylvania income tax. The discussion does not purport to cover the tax aspects of the Plan for employees subject to taxation in other states or foreign countries. Each employee, particularly an employee of a foreign subsidiary of the Company, should contact his or her personal tax advisor for further information with respect to the tax consequences applicable to such employee.

    FEDERAL. For Federal income tax purposes, no income will be recognized by an employee upon his or her election to participate in the Plan or upon the purchase of shares under the Plan. However, as discussed in greater detail below, an employee may recognize taxable income if he or she disposes of the shares purchased pursuant to the Plan or if he or she dies while owning shares so purchased. The character of any such income will vary, depending, in part, on whether the disposition occurs before or after the expiration of the applicable holding period. For this purpose, the "applicable holding period" is two years from the date the shares were purchased by the employee under the Plan.

    A disposition of shares prior to the expiration of the "applicable holding period" (a "disqualifying disposition") will cause the recognition of ordinary income by the employee (includable in gross income as compensation) in the year of disposition equal to the amount by which the fair market value of the shares at the time the shares were purchased exceeded the purchase price. Provided that the shares are capital assets in the hands of the employee, if the price at which they are sold exceeds their adjusted cost basis (as defined below), the excess will be capital gain, and, if the price is less than their adjusted cost basis, the excess of the adjusted cost basis over the price will be a capital loss. This capital gain or loss will constitute long-term capital gain or loss if the shares have been held for more than 18 months at the time of disposition and mid-term capital gain or loss if the shares have been held for more than one year but not more than 18 months at the time of disposition. Capital gain or loss on shares held for one year or less at the time of disposition will constitute short-term capital gain or loss.

    Upon a disposition of shares by an employee after the expiration of the "applicable holding period," or upon the death of the employee while holding shares acquired under the Plan (whether death occurs before or after the expiration of the "applicable holding period"), the employee will recognize ordinary income (includable in gross income as compensation) to the extent of the lesser of (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the purchase price paid for the shares by the employee, or (b) the amount by which the fair market value of the shares at the time the shares were purchased exceeded the purchase price. Provided that the shares are capital assets in the hands of the employee, if the price at which they are sold, in the case of a disposition, exceeds their adjusted cost basis (as defined below), the excess will be capital gain, and, if the price is less than their adjusted cost basis, the excess of the adjusted cost basis over the price will be a capital loss. The characterization of this capital gain or loss as long-, mid- or short-term will be based on how long the shares were held at the time of disposition, as described in the last two sentences of the preceding paragraph.

    The adjusted cost basis of the shares in the employee's hands at the time of a disposition by him or her will consist of the price paid by the employee for the shares, increased by the amount (if any) included in the employee's gross income as compensation as a result of the disposition of the shares.

    Currently, the maximum Federal income tax rates applicable to long-term and mid-term capital gains are 20% and 28%, respectively. The maximum Federal income tax rate for ordinary income (as well as short-term capital gains) is 36% (39.6% in certain cases, e.g., for unmarried individuals and individuals filing joint returns having taxable income over $271,050). In addition to these differences in rates, the distinction between capital gains and losses and ordinary income is relevant for other reasons, including the fact that capital losses are only deductible against capital gains and a limited amount ($3,000 per year) of ordinary income.

    PENNSYLVANIA. The Commonwealth of Pennsylvania contends that, for purposes of the Pennsylvania Personal Income Tax, an employee who is subject to that tax will realize taxable income in the year the shares are purchased for his or her account to the extent of the difference between the price paid by the employee and the fair market value of the shares purchased at the date of purchase.

    The foregoing discussion of Federal and Pennsylvania tax aspects of the Plan is based on the current state of the law and is addressed only to employees who purchase shares under the Plan from the date hereof through the 1998 Plan Year, although there can be no assurances that subsequent changes in the law will not alter the tax consequences described herein. The discussion contained herein is not intended to address the tax consequences to any other purchasers under the Plan. Furthermore, since the discussion does not purport to cover every possible situation, each employee should contact his or her personal tax advisor with respect to the Federal, State, local and foreign income tax consequences that may be applicable to his or her specific circumstances.

    CONSEQUENCES TO THE COMPANY. The Company will not be entitled to a deduction for Federal income tax purposes upon the election of an employee to participate in the Plan or upon an employee's purchase of shares, the disposition by an employee of shares (unless it constitutes a disqualifying disposition), or the death of an employee. In the case of a disqualifying disposition, the amount included in the gross income of the employee as compensation will be deductible by the Company in the year in which the disposition occurs, to the extent it constitutes an ordinary and necessary business expense.

                   RESTRICTIONS ON RESALES OF SHARES

    Certain officers and directors of the Company may be deemed to be "affiliates" of the Company for purposes of the Securities Act. Shares acquired under the Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or in accordance with Rule 144 under the Act. An affiliate may not resell shares by means of this Prospectus.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents which have been filed by the Company with the Securities and Exchange Commission are incorporated in this Prospectus by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, respectively;

    (c) The Company's Proxy Statement dated March 27, 1997;

    (d) The description of the Common Stock of the Company contained in the Company's Registration Statements on Form 8-A dated April 27, 1973 and August 2, 1996, and any amendments or reports filed for the purpose of updating such description.

    All reports and other documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

    Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), and copies of any other documents to which an employee is entitled as described in this Prospectus, are available to any employee receiving a copy of this Prospectus upon written or oral request. Such request should be directed to the Assistant Corporate Secretary, Quaker Chemical Corporation, Elm and Lee Streets, Conshohocken, Pennsylvania 19428 (610) 832-4119. See "Additional Information."

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    Reference is made to the information contained in the prospectus under the caption, "Incorporation of Certain Documents by Reference."

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 provides as follows:

         Section 1741. Third-party actions. Unless otherwise restricted in its bylaws, a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742. Derivative and corporate actions. Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses the court of common pleas or other court deems proper.

         Section 1743. Mandatory indemnification. To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in section 1741 (relating to third-party actions) or 1742 (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

         Section 1744. Procedure for effecting indemnification. Unless ordered by a court, any indemnification under section 1741 (relating to third-party actions) or 1742 (relating to derivative and corporate actions) shall be made by the business corporation only as authorized in the specific case upon determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

              (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

              (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

              (3) by the shareholders.

         Section 1745. Advancing expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this subchapter may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt or an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this subchapter or otherwise.

         Section 1746.  Supplementary coverage.

         (a) General rule. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this subchapter shall not be deemed exclusive of any other rights of which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Sections 1728 (relating to interested directors or officers; quorum) and, in the case of a registered corporation, section 2538 (relating to approval of transactions with interested shareholders) shall be applicable to any bylaw, contract or transaction authorized by the directors under this section. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this section or otherwise.

         (b) When indemnification is not to be made. Indemnification pursuant to subsection (a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles may not provide for indemnification in the case of willful misconduct or recklessness.

         (c) Grounds. Indemnification pursuant to subsection (a) under any bylaw, agreement, vote of shareholders or directors or otherwise may be granted for any action taken and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation.
    Such indemnification is declared to be consistent with the public policy of this Commonwealth.

         Section 1747. Power to purchase insurance. Unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of this subchapter. Such insurance is declared to be consistent with the public policy of this Commonwealth.

         Section 1750. Duration and extent of coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, this subchapter shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

         Section 7.1 of the Company's By-Laws also contains provisions allowing for indemnification of directors and officers to the extent permitted under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

REG. S-K EXHIBIT NO.          DESCRIPTION
--------------------          -----------

        4                     Quaker Chemical Corporation Employee Stock
                              Purchase Plan*

       23 Consent of Independent Accountants--Incorporated by reference to Exhibit 23 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

-----------------
*Previously filed as an exhibit to this Registration Statement.

ITEM 9. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania, on September 10, 1997.


                                     QUAKER CHEMICAL CORPORATION


                                     By: /s/ RONALD J. NAPLES
                                         --------------------------------
                                             Ronald J. Naples
                                             Chairman, President, and
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                        TITLE                   DATE
        ---------                        -----                   ----

/s/ RONALD J. NAPLES           Chairman, President,         September 10, 1997
----------------------------   Chief Executive Officer,
    Ronald J. Naples           and Director

/s/ RICHARD J. FAGAN           Controller and Treasurer     September 10, 1997
----------------------------   [Principal Financial and
    Richard J. Fagan           Accounting Officer]

                               Director                     September __, 1997
----------------------------
    Joseph B. Anderson, Jr.

/s/ PATRICIA C. BARRON         Director                     September 10, 1997
----------------------------
    Patricia C. Barron

/s/ WILLIAM L. BATCHELOR       Director                     September 10, 1997
----------------------------
    William L. Batchelor

/s/ PETER A. BENOLIEL          Director                     September 10, 1997
----------------------------
    Peter A. Benoliel

/s/ LENNOX K. BLACK            Director                     September 10, 1997
----------------------------
    Lennox K. Black

/s/ DONALD R. CALDWELL         Director                     September 10, 1997
----------------------------
    Donald R. Caldwell

/s/ ROBERT E. CHAPPELL         Director                     September 10, 1997
----------------------------
    Robert E. Chappell

/s/ EDWIN J. DELATTRE          Director                     September 10, 1997
----------------------------
    Edwin J. Delattre

/s/ ROBERT P. HAUPTFUHRER      Director                     September 10, 1997
----------------------------
    Robert P. Hauptfuhrer

/s/ ROBERT H. ROCK             Director                     September 10, 1997
----------------------------
    Robert H. Rock


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania, on this 10th day of September, 1997.

                                   QUAKER CHEMICAL CORPORATION
                                   EMPLOYEE STOCK PURCHASE PLAN

                                   By: /s/ IRENE M. KISLEIKO
                                       --------------------------------
                                           Irene M. Kisleiko
                                           Committee Chairman